                                  EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
                  12 1/4% SENIOR SUBORDINATED NOTES DUE 2008,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

  THIS FORM, OR ONE SUBSTANTIALLY EQUIVALENT HERETO, MUST BE USED BY A HOLDER
      TO ACCEPT THE EXCHANGE OFFER OF SALTON, INC., A DELAWARE CORPORATION
             (THE "COMPANY"), AND TO TENDER EXISTING 12 1/4% SENIOR
            SUBORDINATED NOTES DUE 2008 (THE "PRIVATE NOTES") TO THE
               EXCHANGE AGENT PURSUANT TO THE GUARANTEED DELIVERY
       PROCEDURES DESCRIBED IN "THE EXCHANGE OFFER -- GUARANTEED DELIVERY
     PROCEDURE" OF THE COMPANY'S PROSPECTUS, DATED ____________, 2001 (THE "PROSPECTUS") AND IN INSTRUCTION 2 TO THE RELATED LETTER OF TRANSMITTAL. ANY
             HOLDER WHO WISHES TO TENDER PRIVATE NOTES PURSUANT TO
            SUCH GUARANTEED DELIVERY PROCEDURES MUST ENSURE THAT THE
                     EXCHANGE AGENT RECEIVES THIS NOTICE OF
          GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE (AS DEFINED
          BELOW) OF THE EXCHANGE OFFER. CAPITALIZED TERMS USED BUT NOT
                        DEFINED HEREIN HAVE THE MEANINGS
        ASCRIBED TO THEM IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

               --------------------------------------------------
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________________, 2001, UNLESS EXTENDED (THE "EXPIRATION DATE").
   PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
               --------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                        WELLS FARGO BANK MINNESOTA, N.A.

    In Person By Hand Only:            By Registered or Certified Mail:              By Regular Mail or
    ----------------------             -------------------------------               ------------------
                                                                                     Overnight Courier:
Wells Fargo Bank Minnesota, N.A.               Wells Fargo Bank                      -----------------
    Northstar East Building                     Minnesota, N.A.
    608 Second Avenue South               Corporate Trust Operations                  Wells Fargo Bank
           12th Floor                            MAC N9303-121                         Minnesota, N.A.
    Corporate Trust Services                     P.O. Box 1517                   Corporate Trust Operations
     Minneapolis, MN 55479                Minneapolis, MN 55480-1517                    MAC N9303-121
                                                                                 Sixth and Marquette Avenue
                                                                                 Minneapolis, MN 55479-0113

                                 By Facsimile:
                                 (612) 667-4927
                             Confirm by Telephone:
                                 (800) 344-5128
                             ---------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.`

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

         The undersigned hereby tenders the Private Notes listed below:

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
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
Certificate Number(s) (if known) of Private     Aggregate Principal Amount      Aggregate Principal Amount
Notes                                                 Represented                       Tendered
or Account Number at the DTC

-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                     PLEASE SIGN AND COMPLETE

Names of Record Holder(s): _______________________________________   Signature(s):

___________________________

Address: _________________________________________________________

_________________________________________

__________________________________________________________________   Dated: ____________________________, 2001

Area Code and Telephone Number(s): _______________________________

__________________________________________________________________

-------------------------------------------------------------------------------------------------------------

         This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Private Notes or on a security position listing as the owner of Private Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

Name(s):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity:

________________________________________________________________________________


Address(es):

________________________________________________________________________________
________________________________________________________________________________

                                   GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a (1) member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., (2) a commercial bank or trust company having an office or correspondent in the United States, or (3) an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 which is a member of one of the following recognized Signature Guarantee Programs (an "Eligible Institution"):

a.       The Securities Transfer Agents Medallion Program (STAMP)

b.       The New York Stock Exchange Medallion Signature Program (MSP)

c.       The Stock Exchange Medallion Program (SEMP),

guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Private Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at the DTC described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedure" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five business days following the Expiration Date.

Name of Firm: ______________________            ________________________________
                                                     (AUTHORIZED SIGNATURE)

Address: ___________________________________
                    (INCLUDE ZIP CODE)               Name: _____________________

Area Code and Tel. Number:                           Title:_____________________
____________________________________________            (PLEASE TYPE OR PRINT)

                                                        Date:_____________, 2001


     DO NOT SEND PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Private Notes referred to herein, the signature(s) must correspond with the name(s) written on the face of the Private Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the DTC whose name appears on a security position listing as the owner of the Private Notes, the signature must correspond with the name shown on the security position listing as the owner of the Private Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Private Notes listed or a participant of the DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Private Notes or signed as the name of the participant shown on the DTC's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.